As filed with the Securities and Exchange Commission on October 22, 2003-
                           Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            UNIVERSITY BANCORP, INC.
             (Exact name of Registrant as specified in its charter )

              Michigan                                38-2929531
(State or other Jurisdiction of         (I.R.S. Employer  Identification Number)
Incorporation or Organization)

                   959 Maiden Lane, Ann Arbor, Michigan 48105
               (Address of Principal Executive Offices) (Zip Code)

                 University Bancorp, Inc. 1995 Stock Option Plan
                            (Full Title of the Plan)

 Stephen Lange Ranzini, President, 959 Maiden Lane, Ann Arbor, MI 48105,
                        (734) 741-5858
 (Name, Address, and Telephone number, Including Area Code of Agent for Service)

                          Copies of Communications to:
                              Donald Johnson, Esq.,
                    Varnum, Riddering, Schmidt & Howlett LLP
                        333 Bridge St. N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                           CALCULATION OF REGISTRATION FEE
================================ ==================== ===================== ==================== ===================
                                                            Proposed             Proposed
           Title of                                         Maximum               Maximum
       Securities to be             Amount to be         Offering Price          Aggregate           Amount of
          Registered                Registered(1)          Per Share          Offering Price      Registration Fee
-------------------------------- -------------------- --------------------- -------------------- -------------------
         Common Stock             350,000 Shares(1)        $2.90 (2)          $1,015,000 (2)           $82.11
       ($.01 par value)
================================ ==================== ===================== ==================== ===================

(1) Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may be offered or sold to prevent dilution resulting from stock splits, dividends or similar transactions.

(2) For shares subject to outstanding but unexercised options, the price is computed on the basis of the exercise price. For the purpose of computing the registration fee only, the price shown is based upon the price of $2.90 per share, the average of the high and low prices for the Common Stock of University Bancorp in the NASDAQ Small-Cap Market System on October 16, 2003, in accordance with Rule 457(h).

                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


         The Registrant hereby incorporates by reference in this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission:


         (a) The Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;


         (b) All other reports or documents filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the end of the fiscal year covered by the Annual Report on Form 10-K referenced in (a) above; and


         (c) The description of the Registrant's Common Stock as incorporated by reference in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on August 14, 2001 (SEC File No. 333-47056), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as modified or superceded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.


Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or Officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Under the Delaware Business Corporation Law we may or shall, subject to various exceptions and limitations, indemnify our directors or officers and may purchase and maintain insurance therefor.

We have included in our certificate of incorporation pursuant to the Delaware Business Corporation Law a provision eliminating the personal liability of directors and officers to us or our shareholders for damages for breach of duty. The principal effect of this provision in our certificate of incorporation is to eliminate potential monetary damage actions against any director for breach of his or her duties as a director unless a judgment or other final adjudication establishes that his or her acts or omissions were in bad faith; his or her acts or omissions involved intentional misconduct or a knowing violation of law; or he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. This provision does not affect the liability of any director for acts or omissions occurring prior to the date of adoption of this provision.

In addition, the Delaware Business Corporation Law empowers a corporation to grant indemnification to any officer or director except where it is adjudged that his or her acts were committed in bad faith; or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated; or that he or she personally gained in fact a financial profit or other advantage to which he was not legally entitled. Also, the Delaware Business Corporation Law empowers a corporation to advance to an officer or director the expenses of defending any covered claim upon receipt of his or her written agreement to repay any amount he or she is later determined not to be entitled to. Our bylaws have been amended to provide that we advance expenses of defense to our officers and directors substantially to the full extent authorized by the Business Corporation Law.

The above statement is subject to the detailed provisions of Sections of the Delaware Business Corporation Law. We do not maintain insurance to indemnify directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION.


Not applicable.


ITEM 8.  EXHIBITS.


Reference is made to the Exhibit Index which appears on page 6.


ITEM 9.  UNDERTAKINGS.


        (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of theregistration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to

Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act 0f 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 21st day of October 2003.

                                    UNIVERSITY BANCORP, INC.

                                    By:     /s/ Stephen Lange Ranzini
                                    ------------------------------------------
                                                Stephen Lange Ranzini,
                                                President & CEO

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen L. Ranzini, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on October 21, 2003, by the following persons in the capacities indicated.


                  Signature                                   Title

                   /s/Stephen Lange Ranzini           Director, President & CEO
                  -----------------------------------
                  Stephen Lange Ranzini


                  /s/Gary Baker                       Director
                  -----------------------------------
                  Gary Baker


                  /s/ Michael Talley                  Lead Independent Director,
                  ----------------------------------- Audit Committee Chairman
                  Michael Talley


                  /s/Robert Goldtrhorpe               Chairman
                  -----------------------------------
                  Robert Goldthorpe


                  /s/Dr. Joseph Lange Ranzini         Director
                  -----------------------------------
                  Dr. Joseph Lange Ranzini


                  /s/Paul Lange Ranzini               Director
                  -----------------------------------
                  Paul Lange Ranzini

                                  EXHIBIT INDEX


         The following documents are filed as exhibits to this Registration
Statement:

Exhibit No.  Description

4.1 Composite Certificate of Incorporation of the Company (incorporated by reference to Exhibit Number 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996)

4.1.1 Certificate of Amendment, dated June 10, 1998, of the Company's Certificate of Incorporation (incorporated by reference to Exhibit Number 3.1.1 to the Registrant's Quarterly Report on Form 10-Q for the year ended June 30, 1998)

5.1          Opinion of Varnum, Riddering, Schmidt & Howlett LLP

23.1         Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in
             Exhibit 5)

23.2         Consent of Grant Thornton, LLP, Certified Public Accountants

24.1         Power of Attorney (included on Page 5 hereof)

Exhibit 5.1


                             (VARNUM image omitted)
                     BRIDGEWATER PLACE O POST OFFICE BOX 352
                        GRAND RAPIDS, MICHIGAN 49501-0352
        TELEPHONE 616 / 336-6000 O FAX 616 / 336-7000 O WWW.VARNUMLAW.COM


DONALD L. JOHNSON                                  DIRECT DIAL 616/336-6828
                                                E-MAIL dljohnson@varnumlaw.com




                                October 22, 2003

University Bancorp
959 Maiden Lane
Ann Arbor, Michigan  48105

  Re: Registration Statement on Form S-8 Relating to the University Bancorp,
      Inc. 1995 Stock Option Plan (the "Plan")

Gentlemen:

         With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by University Bancorp, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 350,000 shares of the Company's common stock for issuance pursuant to the Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that when the Registration Statement has become effective under the Securities Act of 1933, as amended, any and all shares of the Company's common stock that are the subject of the Registration Statement will, when issued and paid for in accordance with the terms stated in the Plan and the Registration Statement, be validly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                 Sincerely,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP


                                /s/Donald L. Johnson
                                Donald L. Johnson

EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 21, 2003, accompanying the consolidated financial statements incorporated by reference in the annual report of University Bancorp, Inc. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of University Bancorp, Inc. on Form S-8 effective October 22, 2003.


/S/ GRANT THORNTON LLP



Southfield, Michigan
October 22, 2003